                                                                     EXHIBIT 4.1

                            FALCONSTOR SOFTWARE, INC.

                       2000 STOCK OPTION PLAN, AS AMENDED

            1. PURPOSE OF THE PLAN.

            This 2000 Stock Option Plan,  as amended (the "Plan") is intended as an  incentive,  to  retain  in  the  employ  of  and  as  directors,  employees, consultants and advisors to FALCONSTOR  SOFTWARE,  INC., a Delaware  corporation
(the "Company") and any Subsidiary of the Company, within the meaning of Section
424(f) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code") or any  entities  affiliated  with the  Company who were formed or whose principal  place of  business  is Taiwan  ("Affiliate"),  persons  of  training, experience and ability,  to attract new employees,  directors,  consultants  and advisors  whose  services are  considered  valuable,  to encourage  the sense of proprietorship  and to  stimulate  the active  interest  of such  persons in the development and financial success of the Company and its Subsidiaries.

            It is further  intended that certain options granted pursuant to the
Plan shall constitute  incentive stock options within the meaning of Section 422 of the Code (the  "Incentive  Options")  while  certain  other  options  granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options."

            In all cases, the terms,  provisions,  conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

            2. ADMINISTRATION OF THE PLAN.

            The Board of Directors of the Company (the  "Board") may appoint and maintain as administrator of the Plan a Committee (the  "Committee")  consisting of two or more  directors  that shall serve at the pleasure of the Board.  Until such a Committee is appointed, the Board shall have the full power and authority to take any and all actions hereunder. The Committee,  subject to Sections 3 and
5 hereof,  shall  have full  power and  authority  to  designate  recipients  of
Options,  to determine the terms and conditions of respective  Option agreements
(which need not be identical)  and to interpret the provisions and supervise the administration  of the Plan.  The Committee  shall have the  authority,  without limitation, to designate which Options granted under the Plan shall be Incentive
Options and which shall be Nonqualified  Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate  Nonqualified
Option.

            Subject to the  provisions of the Plan,  the Committee  and/or Board shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems  necessary for the proper  administration  of the Plan,  shall make all other  determinations  necessary or advisable for the administration of the Plan and shall  correct any defects or supply any omission or reconcile  any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent  that the  Committee  or Board deems  desirable  to carry into effect the Plan or any Options.  The act or  determination  of a majority of the
Committee or Board shall be the act or  determination of the Committee or Board, as  applicable,  and any  decision  reduced to writing  and signed by all of the members of the Committee or the Board shall be fully effective as if it had been made by a majority  at a meeting  duly held.  Subject to the  provisions  of the
Plan,  any action  taken or  determination  made by the  Committee  and/or Board pursuant to this and the other  Sections of the Plan shall be  conclusive on all parties.

            Until a Committee is appointed,  or in the event that for any reason the Committee is unable to act, or if there shall be no such Committee, then the
Plan shall be administered by the Board, and references  herein to the Committee
(except in the proviso to this sentence) shall be deemed to be references to the
Board.

            3. DESIGNATION OF OPTIONEES.

            The persons eligible for  participation in the Plan as recipients of
Options (the "Optionees")  shall include  employees,  officers and directors of, and consultants  and advisors to, the Company or any  Subsidiary;  provided that
Incentive  Options  may only be  granted to  employees  of the  Company  and the
Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option  granted to Optionees,  the Committee may consider the office or position held by the Optionee or the  Optionee's  relationship  to the
Company,  the Optionee's  degree of  responsibility  for and contribution to the growth and success of the Company or any  Subsidiary,  the Optionee's  length of service, age, promotions, potential and any other factors that the Committee may consider  relevant.  An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

            4. STOCK RESERVED FOR THE PLAN.

            Subject to  adjustment  as provided in Section 7 hereof,  a total of
8,662,296 shares of the Company's  Common Stock,  $.001 par value per share (the
"Stock"),  shall be subject to the Plan. The shares of Stock subject to the Plan shall  consist  of  unissued  shares or  previously  issued  shares  held by any
Subsidiary or Affiliate of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the  purposes of the Plan,  but until termination  of the Plan the  Company  shall at all times  reserve a  sufficient number of  shares of Stock to meet the  requirements  of the  Plan.  Should  any
Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of an Option be reduced for any reason,  the shares of Stock theretofore  subject to such Option may be subject to future Options under the Plan.

            5. TERMS AND CONDITIONS OF OPTIONS.

            Options  granted  under the Plan shall be  subject to the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)  Option  Price.  The  purchase  price  of each  share  of  Stock purchasable  under an Incentive  Option shall be  determined by the Committee or the  Board at the time of  grant,  but  shall  not be less than 100% of the Fair
Market Value (as defined below) of such share of Stock on the date the Option is granted;  provided,  however,  that with respect to an Optionee who, at the time such Incentive Option is granted,  owns (within the meaning of Section 424(d) of the Code) more than 10% of the total  combined  voting  power of all  classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair  Market  Value per share of Stock on the date of  grant.  The  purchase  price  of each  share of  Stock  purchasable  under a
Nonqualified  Option shall not be less than 80% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 7 below.  "Fair
Market Value" means the closing price of publicly  traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed),  or on the NASDAQ  Stock Market (if the shares of Stock are  regularly  quoted  on the  NASDAQ  Stock  Market),  or, if not so listed or regularly quoted,  the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices  shall  not  be  available,  as  reported  by any  nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the provisions of the Code.  Anything in this Section
5(a) to the contrary notwithstanding,  in no event shall the purchase price of a share of Stock be less  than the  minimum  price  permitted  under the rules and policies of any  national  securities  exchange on which the shares of Stock are listed.

            (b)  Option  Term.  The  term of each  Option  shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

            (c) Exercisability; Lock-up. Subject to Section 5(j) hereof, Options shall be  exercisable  at such  time or times  and  subject  to such  terms  and conditions as shall be determined by the Committee at the time of grant.  Unless otherwise  determined  by the  Committee or Board at grant,  each  Optionee will agree  that  if so  requested  by  the  Company  or  any  representative  of the underwriters  (the "Managing  Underwriter") in connection with a registration of the offering of any equity securities of the Company under the Securities Act of
1933,  as  amended  (the  "Securities  Act"),  the  Optionee  shall  not sell or otherwise  transfer  any Stock or other  securities  of the  Company  during the
180-day  period (or such  longer  period as may be  requested  in writing by the
Managing  Underwriter  and  agreed to in writing by the  Company)  (the  "Market
Standoff  Period")  following the effective date of a registration  statement of the  Company  filed  under the  Securities  Act,  provided,  however,  that such restriction shall apply only to the first registration  statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten  public offering under the  Securities  Act.  The Company may impose  stop-transfer  instructions  with respect to  securities  subject to the foregoing  restrictions  until the end of such Market Standoff Period.

            (d) Method of Exercise.  Options to the extent then  exercisable may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or  (iii) by a  combination  of the  forgoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon  exercise  of an Option at such time as the  Optionee  has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

            (e) Non-transferability of Options. Options are not transferable and may be exercised  solely by the Optionee  during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion,  may permit a transfer of a Nonqualified  Option to (i) a trust for the benefit of the Optionee or (ii)
a member of the Optionee's immediate family (or a trust for his or her benefit).
Any attempt to transfer,  assign,  pledge or otherwise dispose of, or to subject to  execution,  attachment  or  similar  process,  any  Option  contrary  to the provisions  hereof shall be void and  ineffective and shall give no right to the purported transferee.

            (f)  Termination  by  Death.  Unless  otherwise  determined  by  the
Committee at grant, if any Optionee's  employment with or service to the Company or any  Subsidiary or Affiliate  terminates  by reason of death,  the Option may thereafter be exercised,  to the extent then exercisable (or on such accelerated basis  as the  Committee  shall  determine  at or  after  grant),  by the  legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration  of the  stated  term of such  Option  as  provided  under  the Plan, whichever period is shorter.

            (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant,  if any Optionee's  employment with or service to the
Company  or any  Subsidiary  or  Affiliate  terminates  by  reason  of total and permanent  disability,  any  Option  held by such  Optionee  may  thereafter  be exercised,  to the extent it was  exercisable at the time of termination  due to
Disability (or on such accelerated  basis as the Committee shall determine at or after grant), but may not be exercised after three months after the date of such termination  of  employment  or service or the  expiration of the stated term of such  Option,  whichever  period is shorter;  provided,  however,  that,  if the
Optionee dies within such three month  period,  any  unexercised  Option held by such  Optionee  shall  thereafter be  exercisable  to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

            (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant,  if any Optionee's  employment with or service to the
Company or any  Subsidiary or Affiliate  terminates by reason of Normal or Early
Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such
Retirement (or on such accelerated  basis as the Committee shall determine at or after grant), but may not be exercised after three months after the date of such termination  of  employment  or service or the  expiration of the stated term of such  Option,  whichever  period is shorter;  provided,  however,  that,  if the
Optionee dies within such three month  period,  any  unexercised  Option held by such Optionee  shall  thereafter be  exercisable,  to the extent to which it was exercisable  at the time of death,  for a period  of one year  after the date of such death or for the stated term of such Option, whichever period is shorter.

            For purposes of this  paragraph (h) "Normal  Retirement"  shall mean retirement  from  active  employment  with  the  Company  or any  Subsidiary  or
Affiliate on or after the normal  retirement  date  specified in the  applicable
Company or  Subsidiary  pension  plan or if no such  pension  plan,  age 65, and
"Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary or Affiliate  pursuant to the early  retirement  provisions of the  applicable  Company or Subsidiary  pension plan or if no such pension plan, age 55.

            (i) Other Termination.  Unless otherwise determined by the Committee at grant,  if any  Optionee's  employment  with or service to the Company or any
Subsidiary or Affiliate  terminates for any reason other than death,  Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was  exercisable on the date of such  termination of  employment  or service may be exercised  for the lesser of 30 days after the date of  termination  or the  balance of such  Option's  term if the  Optionee's employment  or  service  with the  Company or any  Subsidiary  or  Affiliate  is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee).  The transfer of an Optionee  from the employ of or service to the Company to the employ of or service to a Subsidiary or Affiliate,  or vice versa,  or from one Subsidiary or
Affiliate  to  another,  shall not be  deemed to  constitute  a  termination  of employment or service for purposes of the Plan.

            (j) Limit on Value of Incentive  Option.  The aggregate  Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (k) Transfer of Incentive Option Shares.  The stock option agreement evidencing any Incentive  Options  granted under this Plan shall provide that if the Optionee  makes a  disposition,  within the meaning of Section 424(c) of the
Code and  regulations  promulgated  thereunder,  of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year  period  commencing  on the day after the date of the grant of such
Incentive  Option or within a one-year  period  commencing  on the day after the date of transfer of the share or shares to him  pursuant to the exercise of such
Incentive  Option, he shall,  within 10 days after such disposition,  notify the
Company  thereof  and  immediately  deliver to the  Company any amount of United
States federal, state and local income tax withholding required by law.

6.          TERM OF PLAN.

            No Option  shall be granted  pursuant to the Plan on or after May 1,
2010, but Options theretofore granted may extend beyond that date.

7.          CAPITAL CHANGE OF THE COMPANY.

            In  the  event  of  any   merger,   reorganization,   consolidation,
recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.

8.          PURCHASE FOR INVESTMENT.

            Unless  the  Options  and  shares  covered  by the  Plan  have  been registered  under the Securities  Act, or the Company has  determined  that such registration is unnecessary, each person exercising an Option under the Plan may be  required  by the  Company to give a  representation  in  writing  that he is acquiring the shares for his own account for  investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9.          TAXES.

            The Company  may make such  provisions  as it may deem  appropriate, consistent with applicable law, in connection with any Options granted under the
Plan with respect to the withholding of any taxes or any other tax matters.

10.         EFFECTIVE DATE OF PLAN.

            The Plan shall be effective on May 1, 2000, as approved by the Board and by majority vote of the Company's stockholders as of such date.

11.         AMENDMENT AND TERMINATION.

            The Board may amend,  suspend, or terminate the Plan, except that no amendment  shall be made that would impair the rights of any Optionee  under any
Option theretofore  granted without the Optionee's  consent,  and except that no amendment shall be made which,  without the approval of the  stockholders of the
Company would:

            (a)  materially  increase  the  number of shares  that may be issued under the Plan, except as is provided in Section 7;

            (b) materially increase the benefits accruing to the Optionees under the Plan;

            (c)  materially  modify  the  requirements  as  to  eligibility  for participation in the Plan;

            (d) decrease the exercise price of an Incentive  Option to less than
100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified  Option to less than 80% of the Fair Market
Value per share of Stock on the date of grant thereof; or

            (e)  extend  the term of any  Option  beyond  that  provided  for in
Section 5(b).

            The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's  consent.  The Committee may also substitute new Options for previously  granted  Options,  including  options  granted under other plans applicable to the participant and previously  granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12.         GOVERNMENT REGULATIONS.

            The Plan, and the grant and exercise of Options  hereunder,  and the obligation of the Company to sell and deliver  shares under such Options,  shall be subject to all applicable laws, rules and regulations,  and to such approvals by any  governmental  agencies,  national  securities  exchanges and interdealer quotation systems as may be required.

13.         GENERAL PROVISIONS.

            (a)  Certificates.  All  certificates  for shares of Stock delivered under  the Plan  shall  be  subject  to such  stop  transfer  orders  and  other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

            (b)  Employment  Matters.  The adoption of the Plan shall not confer upon any Optionee of the Company or any  Subsidiary  or  Affiliate  any right to continued employment or, in the case of an Optionee who is a director, continued
service as a director,  with the Company or a Subsidiary  or  Affiliate,  as the case may be, nor shall it  interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any of its employees, the service of any of its directors or the  retention of any of its  consultants or advisors at any time.

            (c)  Limitation  of  Liability.  No  member  of  the  Board  or  the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

            (d)  Registration of Stock.  Notwithstanding  any other provision in the Plan,  no Option  may be  exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

                                                       FALCONSTOR SOFTWARE, INC.